Exhibit B

                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                  FORM U-6B-2

                          Certificate of Notification

                                   Filed By

                      Virginia Electric and Power Company

      This certificate is notice that the above named company ("Virginia Power") has issued, renewed or guaranteed the security or securities described herein which issue, renewal or guaranty was exempted from the provisions of Section 6(a) of the Act and was neither the subject of a declaration or application on Form U-1 nor included within the exemption provided by Rule U-48.

      1. Type of the security or securities:

         2001 Series A 5.75% Senior Notes Due 2006 ("Notes").

      2. Issue, renewal or guaranty:

         Issue.

      3. Principal amount of each security:

         $600,000,000.

      4. Rate of interest per annum of each security:

         5.75% per annum.

      5. Date of issue, renewal or guaranty of security:

         March 22, 2001.

      6. If renewal of security, give date of original issue:

         Not applicable.

      7. Date of maturity of each security:

         March 31, 2006.


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                                                         Exhibit B
                                                         Continued


      8. Name of the person to whom each security was issued, renewed or guaranteed:

         The Notes were purchased by the following underwriters: Lehman Brothers Inc, Banc One Capital Markets, Inc. and First Union Securities, Inc.

      9. Collateral given with each security, if any:

         None.

     10. Consideration received for each security:

         $594,288,000.

     11. Application of proceeds of each security:

         The net proceeds from the sale of the Notes were used for general corporate purposes, including the repayment of debt and the acquisition for approximately $207 million of three 70-megawatt, coal-fired cogeneration facilities in Virginia. The repayment of debt included a portion of Virginia Power's commercial paper.


     12. The issue, renewal or guaranty of each security was exempt from the provisions of Section 6(a) because of the provisions contained in any rule of the Commission other than Rule U-48.

     13. If the security or securities were exempt from the provisions of
         Section 6(a) by virtue of the first sentence of Section 6(b), give the figures which indicate that the security or securities aggregate (together with all other then outstanding notes and drafts of a maturity of nine months or less, exclusive of days of grace, as to which such company is primarily or secondarily liable) not more than 5 per centum of the principal amount and par value of the other securities of such company then outstanding. (Demand notes, regardless of how long they may have been outstanding, shall be considered as maturing in not more than nine months for purposes of the exemption from Section 6(a) of the Act granted by the first sentence of Section 6(b)):

         Not applicable.






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                                                        Exhibit B
                                                        Continued



     14. If the security or securities are exempt from the provisions of
         Section 6(a) because of the fourth sentence of Section 6(b), name the security outstanding on January 1, 1935, pursuant to the terms of which the security or securities herein described have been issued.

         Not applicable.


     15. If the security or securities are exempt from the provisions of
         Section 6(a) because of any rule of the Commission other than Rule U-48 designate the rule under which exemption is claimed.

         Rule 52.



                                   Virginia Electric and Power Company

                                   By:  N. F. Chandler
                                        Its Attorney


Date:	May 30, 2001














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